EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 14, 2000 relating to the consolidated financial statements and schedule of Pointe Communications Corporation and subsidiaries which is contained in this Registration Statement.


/s/ Arthur Andersen LLP
Atlanta, Georgia
May 10, 2000